UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): February 11, 2021

DELTA APPAREL, INC.
(Exact name of registrant as specified in its charter)

Georgia
(State or Other Jurisdiction of Incorporation)

1-15583		58-2508794
(Commission File Number)		(IRS Employer Identification No.)

322 South Main Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

(864) 232-5200
(Registrant's Telephone Number Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Large accelerated filer	Accelerated filer	Non-accelerated filer	Smaller reporting company	Emerging growth company
☐	☒	☐	☒	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	DLA	NYSE American

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Delta Apparel, Inc. (the "Company") held its annual meeting of shareholders on February 11, 2021 (the "Annual Meeting").  The Company received proxies totaling 89.3% of its issued and outstanding shares of common stock, representing 6,228,761 shares of common stock, as of the record date.  At the Annual Meeting, the shareholders voted on the following proposals, which are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 17, 2020, and the results of the voting are presented below.

		For	Withheld	Broker Non-Vote
1	Election of Directors
	Anita D. Britt	4,978,136	86,038	0
	J. Bradley Campbell	4,977,745	86,429	0
	Dr. G. Jay Gogue	4,807,920	256,254	0
	Glenda E. Hood	4,809,244	254,930	0
	Robert W. Humphreys	4,976,912	87,262	0
	A. Alexander Taylor, II	4,961,422	102,752	0
	David G. Whalen	4,961,688	102,486	0

Each of the director nominees was elected, by the above-indicated votes, to serve on the Delta Apparel, Inc. Board of Directors until the next annual meeting of shareholders or until their successors are duly elected and qualified.

		For	Against	Abstain	Broker Non-Vote
2	Approval of Executive Compensation on an Advisory Basis	5,007,785	46,062	10,327	1,164,587

 The compensation of the Company's named executive officers was approved, on an advisory basis, by the above-indicated votes.

		For	Against	Abstain	Broker Non-Vote
3	Ratification of the Appointment of Ernst & Young, LLP as Independent Registered Public Accounting Firm for Fiscal Year 2021	6,224,021	2,710	2,030	0

Ernst & Young LLP was ratified as the Company's independent registered public accounting firm for the Company's 2021 fiscal year by the above-indicated votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date:	February 17, 2021	/s/ Deborah H. Merrill
Deborah H. Merrill
Chief Financial Officer and President, Delta Group